EXHIBIT 2
                                                                       ---------

                                LEHAMAN BROTHERS

                                   TRANSACTION


Date:             [  ] January, 2008

To:               RCG Baldwin LP
                  Attention:   Documentation Unit


From:             Lehman Brothers, Inc acting as Agent
                  Lehman Brothers OTC Derivatives Inc., acting as Principal Capital Markets Contracts--Legal
                  Facsimile:  (+1) 646-885-9546 (United States of America)
                  Telephone:  212-526-1077 - David Sanders

Ref. Numbers: Global Deal ID: [ ]


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Dear Sir or Madam:

The purpose of this communication (this "Confirmation") is to confirm the terms and conditions of the transactions (each a "Transaction") entered into between Lehman Brothers OTC Derivatives Inc. ("Party A") and RCG Baldwin LP ("Party B") on the Trade Date specified below. This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form"), with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an agreement, this Confirmation shall supplement, form a part of, and be subject to that agreement (the "Agreement"). All provisions contained or incorporated by reference in the Agreement, upon its execution, will govern this Confirmation except as expressly modified below. Until we execute and deliver the Agreement, this Confirmation, together with all other documents confirming transactions entered into between us and referring to the ISDA Form, shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule) on the Trade Date of this Transaction. In the event of any inconsistency between the provisions of that agreement, or the Agreement, when executed, and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions") and the 2006 ISDA Definitions (the "Swap Definitions", and together with the Equity Definitions, the "Definitions"), in each case as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation. References herein to "Transaction" shall be deemed references to "Swap Transaction" for purposes of the Swap Definitions. In the event of any inconsistency between the Equity Definitions and the Swap Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this Confirmation, this Confirmation will govern.

Party A and Party B each represents that entering into the Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Party A and Party B each represents that (a) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party provides it with market information or its views; (b) it understands the risks of the



                          LEHMAN BROTHERS FINANCE S.A.
          TALSTRASSE 82 - P.O. BOX 2828 - CH-8021 ZURICH - SWITZERLAND
                          TELEPHONE (+41) 44 287 88 42

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Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (c) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives. Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors' rights generally and to equitable principles of general application.

The terms of the particular Transaction to which this Confirmation relates are as follows:


   GENERAL TERMS:

   TRANSACTION:
        Agent: Lehman Brothers, Inc. ("LBI") is acting as agent on behalf of Party A and Party B for this Transaction. LBI has no obligations, by guarantee, endorsement or otherwise, with respect to the performance of this Transaction by either party.

        Trade Date:                         [  ] January, 2008

        Option Style:                       European

        Option Type:                        Call

        Seller:                             Party A

        Buyer:                              Party B

        Shares:                             AmeriCredit Corp. (the "Issuer")
                                            Ticker Symbol: ACF

        Number of Options:                  [              ]

        Option Entitlement:                 100 Share(s) per Option

        Strike Price:                       9.00

        Premium:                            USD [                 ]

        Premium Payment Date:               [  ] January, 2008

        Exchange(s):                        New York Stock Exchange

        Related Exchange(s):                All Exchanges

        Disrupted Day:                      The definition of "Disrupted Day" in
                                            Section 6.4 of the Equity
                                            Definitions shall be amended by
                                            adding the following sentence after
                                            the first sentence: "A Scheduled
                                            Trading Day on which a Related
                                            Exchange fails to open during its
                                            regular trading session will not be
                                            a Disrupted Day if the Calculation
                                            Agent determines that such failure
                                            will not have a material impact on
                                            Party A's ability to unwind any
                                            related hedging transactions."

   PROCEDURE FOR EXERCISE:




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        Expiration Time:                    At the close of trading on the
                                            Exchange, without regard to extended
                                            trading hours

        Expiration Date:                    14 March 2008

        Automatic Exercise:                 Applicable. The definition of
                                            "In-the-Money" in Section 3.4(c) of
                                            the Equity Definitions shall be
                                            deleted in its entirety and replaced
                                            with the following: "In-the-Money"
                                            means (i) in respect of a Call that
                                            the Reference Price is greater than
                                            the Strike Price and (ii) in respect
                                            of a Put, that the Reference Price
                                            is less than the Strike Price.

        Reference Price:                    The official closing price per Share
                                            as quoted by the Exchange at the
                                            Expiration Time on the Expiration
                                            Date.

   SETTLEMENT TERMS:

        Physical Settlement:                Applicable

        Settlement Currency:                USD

   SHARE ADJUSTMENTS:

        Method of Adjustment:               Calculation Agent Adjustment

   EXTRAORDINARY EVENTS:

        CONSEQUENCES OF MERGER EVENTS:

        Share-for-Share:                    Modified Calculation Agent
                                            Adjustment

        Share-for-Other:                    Cancellation and Payment
                                            (Calculation Agent Determination)

        Share-for-Combined:                 Modified Calculation Agent
                                            Adjustment

   TENDER OFFER:                            Applicable

        CONSEQUENCES OF TENDER OFFERS:

        Share-for-Share:                    Modified Calculation Agent
                                            Adjustment

        Share-for-Other:                    Modified Calculation Agent
                                            Adjustment

        Share-for-Combined:                 Modified Calculation Agent
                                            Adjustment

        New Shares:                         The definition of "New Shares" in
                                            Section 12.1 of the Equity
                                            Definitions shall be amended by
                                            deleting subsection (i) in its
                                            entirety and replacing it with the
                                            following: "(i) publicly quoted,
                                            traded or listed on the New York
                                            Stock Exchange, the American Stock
                                            Exchange or the NASDAQ Global Select
                                            Market or the NASDAQ Global Market
                                            and"



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        Tender Offers:                      The definition of "Tender Offer" in
                                            Section 12.1 of the Equity
                                            Definitions will be amended by
                                            replacing the phrase "outstanding
                                            voting shares of the Issuer" in the
                                            fourth line thereof with
                                            "outstanding Shares"

   COMPOSITION OF COMBINED CONSIDERATION:   Not Applicable

   NATIONALIZATION, INSOLVENCY OR
   DELISTING:                               Cancellation and Payment
                                            (Calculation Agent Determination)

        Delisting:                          The definition of "Delisting" in
                                            Section 12.6 of the Equity
                                            Definitions shall be deleted in its
                                            entirety and replaced with the
                                            following: `"Delisting" means that
                                            the Exchange announces that pursuant
                                            to the rules of such Exchange, the
                                            Shares cease (or will cease) to be
                                            listed, traded or publicly quoted on
                                            the Exchange for any reason (other
                                            than a Merger Event or Tender Offer)
                                            and are not immediately re-listed,
                                            re-traded or re-quoted on the New
                                            York Stock Exchange, the American
                                            Stock Exchange or the NASDAQ Global
                                            Select Market or the NASDAQ Global
                                            Market".

   ADDITIONAL DISRUPTION EVENTS:

        Change in Law:                      Applicable; provided that (a)
                                            Section 12.9(a)(ii)(X) of the Equity
                                            Definitions is hereby amended by
                                            replacing the word "Shares" with the
                                            words "Hedge Positions" and (b)
                                            Section 12.9(a)(ii)(Y) of the Equity
                                            Definitions is hereby deleted

        Failure to Deliver:                 Applicable

        Insolvency Filing:                  Applicable

                                            The definition of "Insolvency
                                            Filing" in Section 12.9 of the
                                            Equity Definitions shall be amended
                                            by deleting the clause "provided
                                            that such proceedings instituted or
                                            petitions presented by creditors and
                                            not consented to by the Issuer shall
                                            not be deemed an Insolvency Filing"
                                            at the end of such definition and
                                            replacing it with the following: ";
                                            or it has instituted against it a
                                            proceeding seeking a judgment of
                                            insolvency or bankruptcy or any
                                            other relief under any bankruptcy or
                                            insolvency law or other similar law
                                            affecting creditors' rights, or a
                                            petition is presented for its
                                            winding-up or liquidation by a
                                            creditor and such proceeding is not
                                            dismissed, discharged, stayed or
                                            restrained in each case within
                                            fifteen (15) days of the institution
                                            or presentation thereof."



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                                            Section 12.9(b)(i) of the Equity
                                            Definitions is hereby amended by
                                            adding the following sentence at the
                                            end: "If neither party elects to
                                            terminate the Transaction, the
                                            Calculation Agent may adjust the
                                            terms of the Transaction upon the
                                            occurrence of such an event pursuant
                                            to Modified Calculation Agent
                                            Adjustment (as if such event were a
                                            Tender Offer)."

        Hedging Disruption:                 Applicable

        Increased Cost of Hedging:          Applicable

        Loss of Stock Borrow:               Not Applicable

        Increased Cost of Stock Borrow:     Not Applicable

        Determining Party:                  Party A shall be the Determining
                                            Party where applicable in connection
                                            with all Extraordinary Events

        Hedging Party:                      Party A shall be the Hedging Party
                                            where applicable in connection with
                                            all Extraordinary Events

        Non-Reliance:                       Applicable

        Agreements and Acknowledgments
        Regarding Hedging Activities:       Applicable


        Additional Acknowledgments:         Applicable

   ADDITIONAL PROVISION:                    If a Merger Date or Tender Offer
                                            Date is scheduled to be after, in
                                            respect of an Option Transaction,
                                            the Expiration Date or, in respect
                                            of any other Transaction, the final
                                            Valuation Date, the Calculation
                                            Agent will determine the economic
                                            effect on the theoretical value of
                                            the Transaction of the announcement
                                            of a potential Merger Event or
                                            Tender Offer (including without
                                            limitation any change in volatility,
                                            expected dividends, stock loan rate
                                            or liquidity relevant to the Shares
                                            or to the Transaction) from the
                                            Announcement Date to the Expiration
                                            Date or the final Valuation Date, as
                                            applicable. If such economic effect
                                            is material, the Calculation Agent
                                            will adjust the terms of the
                                            Transaction to reflect such economic
                                            effect.






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   ADDITIONAL PROVISION:                    Party B represents and warrants that
                                            it has received and read and
                                            understands the Notice of Regulatory
                                            Treatment and the OTC Option Risk
                                            Disclosure Statement.

                                            Party A hereby notifies Party B
                                            that, with respect to collateral
                                            delivered to Party A by Party B
                                            pursuant to this Transaction: (i)
                                            except as otherwise agreed in
                                            writing between Party A and Party B,
                                            Party A may repledge or otherwise
                                            use such collateral in Party A's
                                            business; (ii) in the event of Party
                                            A's failure, Party B will likely be
                                            considered an unsecured creditor of
                                            Party A as to such collateral; (iii)
                                            the Securities Investor Protection
                                            Act of 1970 (15 U.S.C. 78aaa will
                                            likely be considered an unsecured
                                            creditor of Party A as to such
                                            collateral; (iii) the Securities
                                            Investor Protection Act of 1970 (15
                                            U.S.C. 78aaa through 78lll) does not
                                            protect Party B; and (iv) such
                                            collateral will not be subject to
                                            the requirements of Rules 8c-1,
                                            15c2-1, 15c3-2 or 15c3-3 under the
                                            Securities Exchange Act of 1934, as
                                            amended.

                                            The Agent will furnish Party B upon
                                            written request a statement as to
                                            the source and amount of any
                                            remuneration received or to be
                                            received by the Agent in connection
                                            with the Transaction evidenced
                                            hereby.

   MISCELLANEOUS:

        Additional  Representations and     (i) Party B represents to Party A
        Warranties of Party B:              (at all times until termination of
                                            this Transaction) that it is an
                                            "eligible contract participant"
                                            within the meaning of Section 1a(12)
                                            of the Commodity Exchange Act, as
                                            amended.

                                            (ii) Party B (A) is not an
                                            "affiliate" of the Issuer, as such
                                            term is defined in Rule 144 under
                                            the 1933 Act (B) nor is it a
                                            counterparty entering into this
                                            Transaction on behalf of the Issuer
                                            or any affiliate thereof, (C) nor is
                                            it required to file reports with
                                            respect to the Shares or the Issuer
                                            pursuant to Sections 13(d) or 16(a)
                                            of the Securities Exchange Act of
                                            1934, as amended (the "1934 Act");



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                                            (iii) Party B shall notify Party A
                                            immediately of its intention to take
                                            any action that could reasonably be
                                            expected to result in Party B
                                            becoming (A) an "affiliate" of the
                                            Issuer, within the meaning of Rule
                                            144 under the Securities Act of
                                            1933, as amended (the "1933 Act"),
                                            or (B) an "insider" of the Issuer
                                            within the meaning of Section 16
                                            under the Securities Exchange Act of
                                            1934, as amended (the "1934 Act").

                                            Party B shall not take any such
                                            action without Party A's permission.
                                            Failure to notify Party A or to
                                            obtain Party A's permission in
                                            connection with any action taken in
                                            violation of this provision shall
                                            constitute an Additional Termination
                                            Event with respect to which Party B
                                            shall be the sole Affected Party;

                                            (iv)Party B is not in possession of
                                            any material non-public information
                                            concerning the business, operations
                                            or prospects of the Issuer and was
                                            not in possession of any such
                                            information at the time of placing
                                            any order with respect to the
                                            Transaction.

                                            "Material" information for these
                                            purposes is any information to which
                                            an investor would reasonably attach
                                            importance in reaching a decision to
                                            buy, sell or hold any securities of
                                            the Issuer(s).

                                            (v) Party B's entry into this
                                            Transaction, any sale of Shares
                                            hereunder and Party A's exercise of
                                            all rights and remedies hereunder
                                            complies with and is not in any way
                                            limited by (A) any trading or
                                            "blackout" policies of the Issuer or
                                            (B) any other conditions or
                                            restrictions imposed by the Issuer
                                            on the sale, transfer, loan, pledge,
                                            disposition or other use by its
                                            employees of any Shares; and

                                            (vi) neither Party A nor any of its
                                            affiliates has advised Party B with
                                            respect to any legal, regulatory,
                                            tax, accounting or economic
                                            consequences arising from this
                                            Transaction, and neither Party A nor
                                            any of its affiliates is acting as
                                            agent (other than LBI as dual agent
                                            if specified above), or advisor for
                                            Party B in connection with this
                                            Transaction.

        Payments on Early Termination:      Party A and Party B agree that for
                                            this Transaction, for the purposes
                                            of Section 6(e) of the Agreement,
                                            Loss and the Second Method will
                                            apply

        Calculation Agent:                  Lehman Brothers, Inc.

        Office: For the purposes of this Transaction, Party A is not a Multibranch Party, and Party B is not a Multibranch Party.



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        Transfer:                           Notwithstanding Section 7 of the
                                            Agreement, Party A may assign its
                                            rights and obligations under this
                                            Transaction, in whole and not in
                                            part, to any Affiliate of Lehman
                                            Brothers Holdings Inc. ("Holdings")
                                            effective upon delivery to Party B
                                            of the guarantee by Holdings, in
                                            favor of Party B, of the obligations
                                            of such Affiliate; provided,
                                            however, any provision to the
                                            contrary in the Agreement, when
                                            executed, shall take precedence over
                                            this election.

        Governing Law:                      New York law; provided, however, any
                                            provision to the contrary in the
                                            Agreement, when executed, shall take
                                            precedence over this election.

        Termination Currency:               USD; provided, however, any
                                            provision to the contrary in the
                                            Agreement, when executed, shall take
                                            precedence over this election.

        Waiver of Trial By Jury:            Insofar as is permitted by law, each
                                            party irrevocably waives any and all
                                            rights to trial by jury in any legal
                                            proceeding in connection with this
                                            Transaction, and acknowledges that
                                            this waiver is a material inducement
                                            to the other party's entering into
                                            this Transaction hereunder;
                                            provided, however, any provision to
                                            the contrary in the Agreement, when
                                            executed, shall take precedence over
                                            this election.


THE SECURITIES REPRESENTED BY THE CONFIRMATION HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES LAWS; SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF APPROPRIATE REGISTRATION UNDER SUCH SECURITIES LAWS OR EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES LAWS.











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Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number (+1) 646-885-9546 (United States of America), Attention: Confirmations Group.



Yours sincerely,                            Accepted and agreed to:

LEHMAN BROTHERS OTC DERIVATIVES INC.        RCG BALDWIN LP




                                            By:    _____________________________
                                            Name:
                                            Title:

Execution time will be furnished upon Counterparty's written request.

























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